                                                                       EXHIBIT 2

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of August 8th, 2001, by and among the parties listed on the signature pages hereto under the caption "Shareholders" (each, a "Shareholder" and collectively the "Shareholders"), and Ameris Acquisition, Inc., a corporation organized under the laws of the State of Tennessee ("Purchaser").

                         W I T N E S S E T H  T H A T :

         WHEREAS, as of the date hereof, each Shareholder owns of record and beneficially, or has the power to vote, the number of shares of common stock, par value $.01 per share (the "Common Stock"), of Children's Comprehensive Services, Inc., a corporation incorporated under the laws of the State of Tennessee (the "Company"), set forth below such Shareholder's signature on the signature page hereto;

         WHEREAS, KIDS Holdings, Inc., a corporation organized under the laws of the State of Tennessee, Purchaser and the Company have entered into an Agreement for Statutory Merger, dated as of August __, 2001 (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Purchaser will be merged with and into the Company (the "Merger");

         WHEREAS, as a condition to the willingness of Purchaser to enter into the Merger Agreement, Purchaser has requested each Shareholder to agree, and in order to induce Purchaser to enter into the Merger Agreement, each Shareholder is willing to agree, to vote in favor of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated thereby, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         SECTION 1. VOTING OF SHARES. Until the termination of this Agreement in accordance with the terms hereof, each Shareholder hereby agrees that, at the CCS Shareholder Meeting or any other meeting of Shareholders at which the Merger Agreement (as it may be amended by any amendment thereto) is submitted for consideration and vote, however called, and in any action by written consent of the Company Shareholders at which the Merger Agreement (as it may be amended by any amendment thereto) is submitted for consideration and vote, each Shareholder will vote all of such Shareholder's Shares (as defined below) (a) in favor of the approval of the Merger Agreement (as it may be amended by any amendment thereto), the Merger and the transactions contemplated thereby, and (b) in favor of any other matter necessary to consummate the transactions contemplated by the Merger Agreement that is voted upon by the Company Shareholders. Such agreement to vote shall also apply to any adjournment or adjournments of the CCS Shareholder Meeting. As used herein, the term "Shares" shall mean, with respect to each Shareholder, the shares of the Company's capital stock set forth opposite the name of such Shareholder on Exhibit A attached hereto and any shares of the Company's capital stock acquired by the Shareholder prior to the termination of this Agreement.

         SECTION 2. PROXY. Each Shareholder, by this Agreement, does hereby constitute and appoint Purchaser, or any nominee of Purchaser, with full power of substitution, as such Shareholder's irrevocable proxy and attorney-in-fact to vote the Shares in the manner, and only upon the matters, described in


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Section 1 in the event such Shareholder fails to comply with its obligations under such section. Each Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its Shares. The proxy granted pursuant to this Section 2 shall automatically terminate upon the termination of this Agreement.

         SECTION 3. CONDITIONS OF TRANSFER. Prior to the termination of this Agreement in accordance with the terms hereof, each Shareholder shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, (c) enter into any contract or option with respect to the direct or indirect sale, encumbrance, assignment, transfer (including by operation of law) or other disposition of any Shares, or
(d) take any action to impair the ability of the Shares to be voted in the manner described in Section 1.

         SECTION 4.        REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER.
Each Shareholder hereby represents and warrants severally and not jointly to Purchaser, with respect to such Shareholder and such Shareholder's ownership of Shares as follows:

                  (a) Such Shareholder has all legal capacity, power, authority and right (contractual or otherwise) to execute and deliver this Agreement, and this Agreement has been duly executed and delivered by such Shareholder;

                  (b) This Agreement constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy or other laws affecting creditors' rights generally;

                  (c) The execution, delivery and performance by the Shareholder of this Agreement will not conflict with or violate any order, writ, injunction or decree applicable to such Shareholder, or conflict with or result in any breach under any agreement to which such Shareholder is a party, which breach would adversely affect such Shareholder's ability to perform any of its obligations under this Agreement;

                  (d) Such Shareholder is the record or beneficial owner of the Shares listed as owned by such Shareholder on Exhibit A and such Shareholder has the full right and power to vote such Shares in accordance with this Agreement; and

                  (e) The Shares set forth opposite the name of such Shareholder on Exhibit A attached hereto are the only Shares owned beneficially or of record by such Shareholder or over which it exercises voting control.

         SECTION 5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (a) the Closing, (b) the termination of the Merger Agreement in accordance with the terms thereof, and (c) the approval or recommendation by the Company's Board of a Superior Proposal to the Company's Shareholders; provided, that the provisions of Sections 6, 8, 12 and 13 of this Agreement shall survive any termination of this Agreement; provided, further, that no such termination shall relieve any party of liability for a breach hereof prior to termination.

         SECTION 6. NOTICES. All notices, communications and deliveries required or permitted hereunder shall be made in writing signed by the party making the same, shall specify the


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Section hereunder pursuant to which the same is given or being made, and shall be delivered personally or sent by telecopy transmission (provided a confirmation copy is sent via an internationally recognized overnight delivery service), registered or certified mail, or by any internationally recognized overnight delivery service (with postage and other fees prepaid) as follows:

    To Purchaser:                        Ameris Acquisition, LLC
                                         1114 17th Avenue South, Suite 205
                                         Nashville, Tennessee 37212
                                         Attn: Michael G. Lindley
                                         Facsimile No.: (615) 327-0898

    with a required, simultaneous        Boult, Cummings, Conners & Berry, PLC
    copy transmitted in like             414 Union Street, Suite 1600
    manner to:                           Nashville, Tennessee 37219
                                         Attn: Andrea C. Barach
                                         Facsimile No.: (615) 252-6329

    To the Shareholders:                 To each Shareholder at the respective
                                         address set forth in Exhibit A,
                                         attached hereto

    with a required, simultaneous        Bass, Berry & Sims PLC
    copy transmitted in like             315 Deaderick Street, Suite 2700
    manner to:                           Nashville, Tennessee 37238-3001
                                         Attn: Leigh Walton
                                         Facsimile No.: (615) 742-2701

or to such other representative or at such other address of a party of which a party hereto may hereafter give notice to the other parties in writing. Notices shall be effective upon the date of delivery or refusal of delivery, if given by personal delivery, registered, certified or express mail or courier delivery, or upon transmission by facsimile transmission, if the addressee (a) confirms by telephone or electronic means that the facsimile transmission in question was received in legible form or (b) responds to the communication in the facsimile transmission in question without indicating that it was not received in legible form.

         SECTION 7. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties hereto relating to the subject matter hereof and supersede any prior understandings, agreements, or representations between or among the parties, written or oral, to the extent they related in any way to the subject matter hereof. Notwithstanding the foregoing, this Agreement shall not supersede any other written agreement between or among the parties entered into on or after the date hereof.

         SECTION 8. ENFORCEMENT OF AGREEMENT. The parties acknowledge and agree that each other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party could not be adequately compensated by monetary damages. Accordingly, the parties agree that, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking.


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

         SECTION 9. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

         SECTION 10. NUMBER; GENDER. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other gender.

         SECTION 11. CAPTIONS. The Section, Subsection and other titles and captions contained in this Agreement are inserted herein only as a matter of convenience of reference, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

         SECTION 12. CONTROLLING LAW; INTEGRATION; AMENDMENT; CERTAIN CONSTRUCTION RULES. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee without reference to Tennessee choice of law rules. This Agreement may not be amended, modified or supplemented except by a written agreement of the parties. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any governmental body by reason of such party's or such person's counsel having or being deemed to have structured or drafted such provision.

         SECTION 13. SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 14. COUNTERPARTS; EXECUTION AND DELIVERY OF SIGNATURE PAGES. This Agreement may be executed in multiple counterparts and by the parties hereto on separate counterparts which, taken together, shall constitute one binding agreement. This Agreement shall also be deemed duly executed, delivered and in full force and effect if (a) each of the parties hereto has properly executed a signature page to this Agreement, designated as such (a "Signature Page") on which such party's signature is called for, and (b) each Shareholder has transmitted such executed Signature Page by facsimile transmission or courier service to Purchaser and Purchaser has transmitted such executed Signature Page by facsimile transmission or courier service to each Shareholder in accordance with the information set forth in Exhibit A. Each party hereto undertakes that, in the event such party executes this Agreement by means of executing and transmitting by facsimile transmission a Signature Page, such party shall forthwith after such execution send by courier service to the other party a copy of the Signature Page hand-signed by such party, provided, however, that any failure to dispatch such Signature Page by overnight courier as aforesaid shall not affect the validity and enforceability of this Agreement.

         SECTION 15. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in any person's being deemed a third party beneficiary of this Agreement.

         SECTION 16. WAIVER. Any agreement on the part of a party hereto to any extension or waiver of any obligation of any other party hereunder shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant,


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

agreement, obligation, condition, representation or warranty or as a waiver by any other party. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

         SECTION 17. ACTION IN SHAREHOLDER CAPACITY ONLY. No Shareholder makes any agreement or understanding herein as a director or officer of the Company; rather, each Shareholder signs solely in such Shareholder's capacity as a record holder and/or beneficial owner of such Shareholder's Shares, and nothing herein shall limit or affect any actions taken in such Shareholder's capacity as an officer or director of the Company, including, without limitation, any action taken in such Shareholder's capacity as a director or officer of the Company consistent with the provisions of Section 9.1 of the Merger Agreement.

                     [SIGNATURES COMMENCE ON THE NEXT PAGE]


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


                     SIGNATURE PAGE TO THE VOTING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be signed as of the date and year first above written.


                           AMERIS ACQUISITION, INC.


                           By: /s/ Michael J. Lindley
                              --------------------------------------------------

                           Name:  Michael J. Lindley
                                ------------------------------------------------
                           Title: President
                                 -----------------------------------------------



                           SHAREHOLDERS:

                           NAME: WILLIAM J BALLARD


                           /s/ William J Ballard
                           -----------------------------------------------------
                           Shares of common stock of Children's Comprehensive Services, Inc. held of record as of the date hereof:
                           43,050
                           -----------------------------------------------------



                           NAME: AMY S. HARRISON


                           /s/ Amy S. Harrison
                           -----------------------------------------------------
                           Shares of common stock of Children's Comprehensive Services, Inc. held of record as of the date hereof:
                           324,579
                           -----------------------------------------------------



                           NAME: MARTHA A. PETREY, PH.D.


                           /s/ Martha A. Petrey, Ph.D.
                           -----------------------------------------------------
                           Shares of common stock of Children's Comprehensive Services, Inc. held of record as of the date hereof:
                           304,579
                           -----------------------------------------------------


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

                           NAME: THOMAS B. CLARK


                           /s/ Thomas B. Clark
                           -----------------------------------------------------
                           Shares of common stock of Children's Comprehensive Services, Inc. held of record as of the date hereof:
                           0
                           -----------------------------------------------------



                           NAME: JOSEPH A. FERNANDEZ, ED.D.


                           /s/ Joseph A. Fernandez
                           -----------------------------------------------------
                           Shares of common stock of Children's Comprehensive Services, Inc. held of record as of the date hereof:
                           3,470
                           -----------------------------------------------------



                           NAME: DAVID L. WARNOCK


                           /s/ David L. Warnock
                           -----------------------------------------------------
                           Shares of common stock of Children's Comprehensive Services, Inc. held of record as of the date hereof:
                           31,904
                           -----------------------------------------------------


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

                                    EXHIBIT A
                               TO VOTING AGREEMENT

--------------------------------------------------------------------------------------
    NAME OF SHAREHOLDER               MAILING ADDRESS                 NUMBER OF SHARES

--------------------------------------------------------------------------------------
     William J Ballard        3401 West End Avenue, Suite 400                43,050
                                    Nashville, TN 37203
--------------------------------------------------------------------------------------
      Amy S. Harrison         3401 West End Avenue, Suite 400               324,579
                                    Nashville, TN 37203
--------------------------------------------------------------------------------------
  Martha A. Petrey, Ph.D.     3401 West End Avenue, Suite 400               304,579
                                    Nashville, TN 37203
--------------------------------------------------------------------------------------
      Thomas B. Clark         3401 West End Avenue, Suite 400                     0
                                    Nashville, TN 37203
--------------------------------------------------------------------------------------
Joseph A. Fernandez, Ed.D.    3401 West End Avenue, Suite 400                 3,470
                                    Nashville, TN 37203
--------------------------------------------------------------------------------------
     David L. Warnock         3401 West End Avenue, Suite 400                31,904
                                    Nashville, TN 37203
--------------------------------------------------------------------------------------


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